Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF
FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

The undersigned, Steven S. Porter and Jeffrey S. Sperber of Ceragenix Pharmaceuticals, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)          the Form 10-K of the Company for the year ended December 31, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ STEVEN S. PORTER
Steven S. Porter
Chairman and Chief Executive Officer

	By:	/s/ JEFFREY S. SPERBER
Jeffrey S. Sperber
Date: March 25, 2009		Chief Financial Officer